Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES FISCAL THIRD QUARTER DILUTED EPS RISE TO

$1.21 AS NET INCOME INCREASES TO $9.9 MILLION FROM $0.4 MILLION

- FISCAL 2013 YEAR-TO-DATE DILUTED EPS INCREASE TO $2.34 ON

YEAR-TO-DATE NET INCOME OF $19.2 MILLION -

Dayton, Ohio, (December 3, 2013) — REX American Resources Corporation (NYSE: REX) today reported strong financial results for its fiscal 2013 third quarter (“Q3 ’13”) ended October 31, 2013. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	(212) 231-2929

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days

REX American Resources’ Q3 ’13 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five other plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q3 ’13 net sales and revenue were $166.5 million compared with $178.8 million in Q3 ’12. Primarily reflecting significantly higher ethanol crush spread margins in Q3’ 13, the Company’s gross profit rose 386% to $18.2 million from $3.7 million in the prior year period. Reflecting the improved industry environment, Q3 ’13 equity in income of unconsolidated ethanol affiliates more than doubled to $3.3 million, compared with $1.5 million in Q3 ’12. The substantial rise in the gross profit and income of unconsolidated ethanol affiliates drove a $15.0 million increase in net income from continuing operations before income taxes and non-controlling interests to $16.0 million in Q3 ’13, compared with $1.0 million in Q3 ’12.

Net income attributable to REX shareholders in Q3 ’13 rose to $9.9 million, compared with $0.4 million in Q3 ’12, while Q3 ’13 diluted net income per share attributable to REX common shareholders rose to $1.21 per share, from $0.05 per share in Q3 ’12. Per share results in Q3 ’13 and Q3 ’12 are based on 8,179,000 and 8,258,000 diluted weighted average shares outstanding, respectively.

Net sales and revenue for the nine months ended October 31, 2013 rose 8% to $520.9 million, from $482.9 million in the comparable fiscal 2012 period while gross profit for the first nine months of fiscal 2013 increased 136% to $38.3 million versus the comparable prior year period. Equity in income of unconsolidated ethanol affiliates increased by 536% to $9.6 million, compared with $1.5 million in the same prior year period. These factors resulted in fiscal 2013 year-to-date income from continuing operations before income taxes and non-controlling interests of $32.4 million, or a $27.8 million increase over $4.5 million in the first nine months of fiscal 2012.

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REX American Resources Q3’ 13 Results, 12/3/13	page 2

This growth drove a 794% increase in net income attributable to REX shareholders to $19.2 million for the first nine months of fiscal 2013, compared with $2.1 million in fiscal 2012, while diluted net income per share attributable to REX common shareholders rose to $2.34 in the first nine months of fiscal 2013, compared to $0.26 in the comparable period of 2012. Per share results for the nine months ended October 31, 2013 and October 31, 2012, are based on 8,197,000 and 8,361,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “Our strong third quarter results highlight the efficiency of our plants and the benefit of the recovery in U.S. corn production. Our interests in ethanol plants across the corn belt, all of which were built by Fagen, Inc. utilizing ICM, Inc. technology, continue to position REX as a leader in the ethanol industry going forward. As our fiscal 2013 third quarter corn pricing dropped approximately 22% from year-ago levels, we generated significant improvements in our operating results. The strong corn harvest combined with ethanol’s discount to gasoline supports our expectation that REX will again achieve significant year-over-year earnings growth in the fiscal 2013 fourth quarter.

“With respect to the Environmental Protection Agency’s (EPA) recently proposed reductions to the 2014 Renewable Fuel Standard (RFS) targets, we believe that the industry has clearly demonstrated that the RFS has greatly reduced our country’s dependence on foreign oil, helped with the balance of trade and boosted employment and the economy overall. Regardless of the final EPA ruling, we believe the industry will benefit from a strong corn harvest resulting in lower production costs for ethanol.”

Balance Sheet and Share Repurchase Program

At October 31, 2013, REX had cash and cash equivalents of $93.4 million, of which $46.0 million was at the parent company and $47.4 million was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $69.1 million at January 31, 2013, $47.8 million of which was at the parent and $21.3 million of which was at its consolidated ethanol production facilities.

Bank debt decreased to $88.4 million, compared to $106.9 million at January 31, 2013, while REX shareholders’ equity increased to $263.3 million at October 31, 2013, compared to $246.4 million at January 31, 2013.

REX repurchased 76,457 shares of its common stock via open market transactions during Q3 ’13 at an average price per share of $29.07. The Company is currently authorized to repurchase up to an additional 280,006 shares of common stock. Taking into account all share repurchases to date, REX has 8,077,746 shares outstanding.

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REX American Resources Q3’ 13 Results, 12/3/13	page 3

At October 31, 2013, REX had lease agreements, as landlord, for four former retail store locations. REX has five former retail store locations that are vacant and two which had seasonal leases at October 31, 2013, all of which are being marketed for sale or lease. During the third fiscal quarter REX sold four former retail store locations and one former distribution center was sold in November 2013 for total sales proceeds of $8.2 million. The current net book value for the Company’s remaining real estate holdings is approximately $4.7 million. The real estate segment revenue is primarily comprised of rental income derived from these sites.

Segment Income Statement Data:

($ in thousands)	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Net sales and revenue:
Alternative energy (1)	$166,039	$178,495	$519,653	$481,938
Real estate	466	354	1,214	974
Total net sales and revenues	$166,505	$178,849	$520,867	$482,912

Gross profit (loss):
Alternative energy (1)	$18,002	$3,686	$37,918	$16,224
Real estate	176	55	340	(21)
Total gross profit	$18,178	$3,741	$38,258	$16,203

Segment profit (loss):
Alternative energy segment (1)	$16,491	$1,586	$34,231	$6,478
Real estate segment	115	(6)	157	(218)
Corporate expense, net	(608)	(601)	(2,023)	(1,717)
Income from continuing operations before income taxes and non-controlling interests	$15,998	$979	$32,365	$4,543

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth, and approximately 1% for NuGen.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Average selling price per gallon of ethanol	$2.25	$2.38	$2.32	$2.21
Average selling price per ton of dried distillers grains	$228.00	$267.63	$244.29	$227.07
Average selling price per ton of modified distillers grains	$93.50	$134.66	$117.47	$112.87
Average cost per bushel of grain	$6.24	$7.95	$6.95	$6.96
Average cost of natural gas (per mmbtu)	$4.02	$3.47	$4.24	$3.63

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REX American Resources Q3’ 13 Results, 12/3/13	page 4

Segment Balance Sheet Data:

	October 31, 2013	January 31, 2013
Assets:
Alternative energy	$354,152	$337,857
Real estate	9,650	13,326
Corporate	46,903	54,147
Total assets	$410,705	$405,330

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation
Ethanol Ownership Interests/Effective Annual Gallons Shipped as of October 31, 2013
(gallons in millions)

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	111.6	74%	82.7
NuGen Energy, LLC (Marion, SD)	113.4	99%	112.7
Patriot Holdings, LLC (Annawan, IL)	119.8	27%	31.8
Big River Resources West Burlington, LLC (West Burlington, IA)	100.2	10%	9.7
Big River Resources Galva, LLC (Galva, IL)	107.9	10%	10.5
Big River United Energy, LLC (Dyersville, IA)	111.2	5%	5.5
Big River Resources Boyceville, LLC (Boyceville, WI)	60.2	10%	5.8
Total	724.3	n/a	258.7

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities which in aggregate shipped approximately 724 million gallons of ethanol over the twelve month period ended October 31, 2013. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended October 31, 2013) by the ethanol production facilities in which it has ownership interests was approximately 259 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statement of operations follow -

REX American Resources Q3’ 13 Results, 12/3/13	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Net sales and revenue	$166,505	$178,849	$520,867	$482,912
Cost of sales	148,327	175,108	482,609	466,709
Gross profit	18,178	3,741	38,258	16,203
Selling, general and administrative expenses	(4,589)	(3,002)	(12,529)	(9,197)
Equity in income of unconsolidated ethanol affiliates	3,331	1,542	9,558	1,503
Interest and other income	69	35	158	102
Interest expense	(968)	(1,197)	(3,051)	(3,702)
Losses on derivative financial instruments, net	(23)	(140)	(29)	(366)
Income from continuing operations before income taxes	15,998	979	32,365	4,543
Provision for income taxes	(5,318)	(170)	(11,160)	(1,256)
Income from continuing operations	10,680	809	21,205	3,287
Income from discontinued operations, net of tax	198	53	359	303
Gain on disposal of discontinued operations, net of tax	600	31	732	84
Net income	11,478	893	22,296	3,674
Net income attributable to non-controlling interests	(1,611)	(484)	(3,097)	(1,526)
Net income attributable to REX common shareholders	$9,867	$409	$19,199	$2,148

Weighted average shares outstanding – basic	8,140	8,226	8,154	8,311

Basic income per share from continuing operations attributable to REX common shareholders*	$1.11	$0.04	$2.22	$0.21
Basic income per share from discontinued operations attributable to REX common shareholders*	0.03	0.01	0.04	0.04
Basic income per share on disposal of discontinued operations attributable to REX common shareholders*	0.07	—	0.09	0.01
Basic net income per share attributable to REX common shareholders*	$1.21	$0.05	$2.35	$0.26

Weighted average shares outstanding – diluted	8,179	8,258	8,197	8,361

Diluted income per share from continuing operations attributable to REX common shareholders*	$1.11	$0.04	$2.21	$0.21
Diluted income per share from discontinued operations attributable to REX common shareholders*	0.03	0.01	0.04	0.04
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders*	0.07	—	0.09	0.01
Diluted net income per share attributable to REX common shareholders	$1.21	$0.05	$2.34	$0.26

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$9,069	$325	$18,108	$1,761
Income from discontinued operations, net of tax	798	84	1,091	387
Net income	$9,867	$409	$19,199	$2,148

*Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q3’ 13 Results, 12/3/13	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands) Unaudited

	October 31, 2013	January 31, 2013
Assets
Current assets:
Cash and cash equivalents	$93,399	$69,073
Restricted cash	500	—
Accounts receivable	11,274	11,567
Inventories	16,306	24,919
Refundable income taxes	—	1,347
Prepaid expenses and other	4,964	4,091
Deferred taxes, net	—	3,930
Total current assets	126,443	114,927
Property and equipment, net	210,361	223,180
Other assets	4,690	7,264
Equity method investments	69,211	59,959
Total assets	$410,705	$405,330

Liabilities and equity
Current liabilities:
Current portion of long-term debt	$10,370	$15,623
Accounts payable, trade	7,442	4,655
Deferred income	37	627
Accrued real estate taxes	1,174	2,651
Accrued payroll and related items	2,380	302
Derivative financial instruments	1,540	1,859
Deferred taxes	4,467	—
Other current liabilities	3,823	5,742
Total current liabilities	31,233	31,459
Long-term liabilities:
Long-term debt	78,039	91,306
Deferred taxes	4,983	7,141
Derivative financial instruments	—	930
Other long-term liabilities	2,105	211
Total long-term liabilities	85,127	99,588
Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	143,788	143,575
Retained earnings	341,227	322,028
Treasury stock	(221,992)	(219,550)
Total REX shareholders’ equity	263,322	246,352
Noncontrolling interests	31,023	27,931
Total equity	294,345	274,283
Total liabilities and equity	$410,705	$405,330

- statement of cash flows follow -

REX American Resources Q3’ 13 Results, 12/3/13	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands) Unaudited

	Nine Months Ended October 31,
	2013	2012
Cash flows from operating activities:
Net income including noncontrolling interests	$22,296	$3,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,178	12,430
Impairment charges and other	—	279
Income from equity method investments	(9,558)	(1,503)
(Gain) loss on disposal of real estate and property and equipment	(989)	424
Dividends received from equity method investees	200	2,005
Deferred income	(590)	(1,429)
Derivative financial instruments	(1,249)	(1,009)
Deferred income tax	8,241	1,111
Changes in assets and liabilities:
Accounts receivable	293	(4,981)
Inventories	8,613	2,045
Other assets	1,933	1,513
Accounts payable, trade	2,589	3,030
Other liabilities	(1,529)	(4,357)
Net cash provided by operating activities	43,428	13,232
Cash flows from investing activities:
Capital expenditures	(2,159)	(2,533)
Repayment of loan receivable	681	—
Restricted cash	(500)	—
Restricted investments	280	860
Proceeds from sale of real estate and property and equipment	3,406	2,272
Net cash provided by investing activities	1,708	599
Cash flows from financing activities:
Payments of long-term debt	(18,520)	(15,179)
Stock options exercised	794	358
Noncontrolling interests distribution and other	(5)	(2,085)
Treasury stock acquired	(3,079)	(3,833)
Net cash used in financing activities	(20,810)	(20,739)
Net increase (decrease) in cash and cash equivalents	24,326	(6,908)
Cash and cash equivalents, beginning of period	69,073	75,013
Cash and cash equivalents, end of period	$93,399	$68,105

Non cash financing activities - Cashless exercise of stock options	$—	$1,072
Non cash financing activities – Accrued capital expenditures	$198	$93

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